Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

 Corporate Resource Services, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ Rosen Seymour Shapss Martin & Company LLP

Rosen Seymour Shapss Martin & Company LLP

New York, New York

December 6, 2013